Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,644,529
Realized Gain (Loss) on Swap Contracts	(1,535,941)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(10,167,205)
Unrealized gain (loss) on Fair Value of Swap Contracts	1
Dividend Income	710,850
Interest Income	431,571
ETF Transaction Fees	4,200
Total Income (Loss)	$(5,911,995)

Expenses
General Partner Management Fees	$215,163
Professional Fees	136,603
Brokerage Commissions	68,751
Directors' Fees and Insurance	11,329
License Fees	5,380
Total Expenses	$437,226
Net Income (Loss)	$(6,349,221)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$473,982,810
Withdrawals (4,300,000 Shares)	(49,934,065)
Net Income (Loss)	(6,349,221)

Net Asset Value End of Month	$417,699,524
Net Asset Value Per Share (35,446,103 Shares)	$11.78

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596